John S. Greenbaum, P.S.C.
                                 Attorney at Law
                            1930 National City Tower
                           Louisville, Kentucky 40202
                                 (502) 585-1750
                               FAX (502) 581-1066


                                                              April 29, 1999



The Camelot Fund
1346 South Third Street
Louisville, Kentucky 40208

Gentlemen:

         A legal opinion that we prepared was filed with your Form 24F-2 for the fiscal year ended December 31, 1996 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 26 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,
                                /s/

                                Johnson S. Greenebaum, P.S.C.